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                                                                   EXHIBIT 23.02



                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the inclusion in this Registration Statement on Form S-4 of AT&T Corp. (the "Registration Statement") of our opinion dated December 6, 1999 to the Board of Directors of Four Media Company attached as Annex B to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the description of and reference to such opinion and our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") issued thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Commission thereunder.



                         Houlihan Lokey Howard & Zukin Financial Advisors, Inc.



                         By: /s/ Darleen Armour
                             --------------------------------------------------
                             Name:  Darleen Armour
                             Title: Senior Vice President


Dated: February 8, 2000